Exhibit 10.2

July 24, 2026

Forbearance Letter Agreement

Thie Forbearance Letter Agreement (the “Agreement”) dated July 24, 2026, is entered into by and among Change Agents Corporation (the “Company”), Agile Capital Fundings, LLC (“Collateral Agent”), and Agile Lending, LLC (“Lead Lender”)

Reference is made to that certain Business Loan and Security Agreement (the “Loan Agreement”) dated as of March 25, 2026, among the Company, the Collateral Agent and the Lead Lender pursuant to which the Lead Lender made a term loan (“March 2026 Term Loan”) to the Company in the amount of $787,500. Pursuant to the terms of the Loan Agreement, the Company is required to make a payment of $37,500.00 to Lend Lender on July 24, 2026 (the “July 2026 Payment”). The Company and Lead Lender are in discussions to refinance the March 2026 Term Loan into a new Term Loan in the amount of $825,000 (the “July 2026 Term Loan”), the proceeds of which will be used to repay the Mach 2026 Term Loan in full. Accordingly, Lead Lender agrees to forbear on collection and enforcement of the July 2026 Payment and agrees not to call an Event of Default under the Loan Agreement for such non-payment pending closing of the July 2026 Term Loan.

In consideration of such forbearance as well as the refinancing of the March 2026 Term Loan into the July 2026 Term Loan, the Company agrees to issue Lead Lender three hundred sixty thousand (360,000) shares (the “Commitment Shares”) of its common stock, par value $0.0001 per share. In addition, for a period of two-years, the Company hereby agrees to include the Commitment Shares as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of shares which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Commitment Shares with respect to which the Lead Lender requested inclusion thereunder as the underwriter shall reasonably permit.

Lead Lender represents and warrants that (i) it is an accredited investor as defined in Rule 501(a)(3) of Regulation D, and the Lead Lender has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Commitment Shares (ii) it acknowledges that an investment in the Commitment Shares is speculative and involves a high degree of risk; (iii) either alone or together with its representatives, it is a sophisticated investor and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Commitment Shares, and has so evaluated the merits and risks of such investment; (iv)it is able to bear the economic risk of an investment in the Commitment Shares and, at the present time, is able to afford a complete loss of such investment; and (v). it has independently made its own analysis and decision to invest in the Commitment Shares and determined based on its own independent review, and such professional advice from its own advisors (including as to tax, legal and accounting matters) as it may deem appropriate, that its purchase of the Commitment Shares is consistent with Investor’s financial needs, objectives and condition and is a fit, proper and suitable investment for Investor, notwithstanding the risks associated with a purchase of the Commitment Shares.

If any part of this Agreement is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Agreement shall remain unaffected and in full force and effect.

This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principles therein.

This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the Parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement may be delivered to the other parties hereto by email of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

THE COMPANY:

CHANGE AGENTS CORPORATION

By:	/s/ Sam Knipper
Name:	Sam Knipper
Title:	Chief Financial Officer

LEAD LENDER:

AGILE LENDING, LLC

By:	/s/ Aaron Greenblott
Name:	Aaron Greenblott
Title:	Member

COLLATERAL AGENT:

AGILE CAPITAL FUNDING, LLC

By:	/s/ Aaron Greenblott
Name:	Aaron Greenblott
Title:	Member